UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

COACH, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-16153 (Commission File Number)	52-2242751 (I.R.S. Employer Identification Number)

516 West 34th Street New York, NY 10001 (Address of principal executive offices including zip code)

(212) 594-1850
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Coach, Inc. (the “Company”), affiliated entities of the Company had entered into various agreements relating to the development and acquisition of the Company’s new global corporate headquarters (the “New Headquarters”) in a new office building located at 10 Hudson Yards, New York, New York, in the Hudson Yards development site (the “Building”).  On August 1, 2016, and as further described below, the Company and affiliated entities entered into amendments to those agreements and certain other new agreements to reflect, among other things, the redemption of the Company’s interest in the joint venture which indirectly owns the leasehold estate to the land on which the Building is located as well as substantially all of the related tenant improvements in the Building for a purchase price of approximately $707 million (net of approximately $77 million due to the developer of the Hudson Yards development site), before transaction costs of approximately $26 million.  In addition, on that same date, the Company entered into a twenty (20) year lease for its New Headquarters in the Building (the “Lease”).  The New Headquarters under the Lease consists of the entire 9th through 23rd floors of the Building comprising approximately 694,000 square feet, with rights to expand to additional floors.  The Company is currently in the process of occupying the New Headquarters.

A copy of the Company’s press release announcing this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Redemption Agreement and Amendment to Limited Liability Company Agreement

On August 1, 2016, Legacy Yards LLC, a Delaware limited liability company (“Legacy Yards”) Coach Legacy Yards LLC, a Delaware limited liability company (the “Coach Member”), and Podium Fund Tower C SPV LLC, a Delaware limited liability company (the “Fund Member”), entered into a Redemption Agreement and Amendment to Limited Liability Company Agreement of Legacy Yards (the “LLC Agreement”) to effectuate and memorialize (i) the redemption of the Coach Member’s interest in Legacy Yards, which indirectly owns the leasehold estate to the land on which the Building is located as well as substantially all of the related tenant improvements in the Building, for approximately $707 million (the “Redemption Price”), (ii) the withdrawal of the Coach Member as a member of Legacy Yards, (iii) the payment of the Redemption Price by the Fund Member to the Coach Member, (iv) the amendment of the LLC Agreement to remove references to the Coach Member and the New Headquarters contained therein and (v) the mutual release by the Coach Member and the Fund Member of the other with respect to any obligations and claims under the LLC Agreement.

Coach Lease

On August 1, 2016, the Company, as tenant, and Legacy Yards Tenant LP, a Delaware limited partnership (“LY Tenant”), as landlord, entered into the Lease for the entire 9th through 23rd floors of the Building for a term of twenty (20) years.  Under the Lease, the Company has an option to renew the term of the Lease either for (i) two (2) additional terms of five (5) years each, followed by an additional ten (10) year term or (ii) up to two additional ten (10) year terms. Under the Lease, the Company has the right to expand its premises to portions of the 24th and 25th floors of the Building and has a right of first offer with respect to available space on the 26th floor of the Building.   In addition, the Lease contains customary default provisions, including, without limitation, those relating to payment defaults under the Lease, performance defaults under the Lease and events of bankruptcy as well as customary indemnification provisions, including without limitation, an indemnification of Legacy Yards and its affiliates for claims and damages resulting from Coach’s breach of the Lease or Coach’s or its invitees’ negligence or misuse of the New Headquarters.

The Lease provides for annual fixed rental payments of approximately (i) $45.1 million during each of the first five (5) years of the term, (ii) $49.6 million during each of years six (6) through ten (10) of the term, (iii) $54.6 million during each of years eleven (11) through fifteen (15) of the term and (iv) $60.1 million during each of years sixteen (16) through twenty (20) of the term.  In addition to its fixed rent obligations, Coach is obligated to pay its percentage share for customary escalations for operating expenses attributable to the Building and the Hudson Yards development, taxes and tax related payments.

Amended and Restated Development Agreement

On April 10, 2013, ERY Developer, LLC, a Delaware limited liability company (the “Developer”), and the Coach Member entered into a development agreement (the “Development Agreement”) for the development by the Developer of the Building.  Pursuant to the Development Agreement, the Developer was responsible for, among other things, the work, labor, material, equipment and installation necessary to construct and complete the Building, the structural build-out of the New Headquarters and the common elements of the Building and was to be paid a development fee for such services by the Coach Member.

On August 1, 2016, the Developer and the Coach Member entered into an Amended and Restated Development Agreement the (“A&R Development Agreement”) to memorialize the base building work, punch-list items and remaining obligations to be performed by the Developer for the final completion of the Building and the New Headquarters.  The A&R Development Agreement sets forth the procedures, conditions and specifications necessary for the Developer to achieve final completion of the Building and the rights and remedies of the Coach Member with respect thereto.  Under the A&R Development Agreement, the Coach Member has the right to conduct an audit of the expenses incurred by the Developer in connection with the final completion of the Building and certain tenant improvements in the New Headquarters performed by Developer on behalf of the Coach Member.  To the extent that such audits reveal that any costs incurred by the Developer and paid for by the Coach Member are determined to be in excess or below the amounts agreed upon in the A&R Development Agreement, the Coach Member shall be entitled to a credit for such amounts or shall be obligated to pay such deficiency, as applicable.

Release of Coach Guaranty

On April 10, 2013, the Company entered into a Guaranty Agreement (the “Coach Guaranty”) for the benefit of the Fund Member and the Developer pursuant to which the Company agreed to guarantee the Coach Member’s obligations under the Development Agreement (defined below) and the LLC Agreement, which included, among other things, the payment of the Coach Member’s allocable share of project costs due under such agreements.

On August 1, 2016, the Fund Member and the Developer entered into a Termination and Release of the Coach Guaranty releasing the Company from all of its obligations under the Coach Guaranty.

Item 1.02. Termination of a Material Definitive Agreement.

The information required by Item 1.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 is contained in Item 1.01 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being furnished herewith:

99.1 Text of Press Release, dated August 1, 2016,

The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q. Interested parties should read these documents in their entirety.

This document contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," “ahead,” "estimate," "on track," “on course,” "are positioned to," "continue," "project," "guidance," “target,” "forecast," "anticipated," or comparable terms. Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements based on important factors such as the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and its other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2016

COACH, INC.

By:	/s/ Todd Kahn
Name: Todd Kahn
Title: President, Chief Administrative Officer and Secretary

Exhibit Index

99.1      Text of Press Release, dated August 1, 2016